Exhibit 99.1

News Release

Company Contacts:
Joy Leo, EVP, Chief Administration Officer and Acting CFO	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6477	Tel: (408) 938-6491
Email: joy.leo@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports First Fiscal Quarter 2011 Results

SAN JOSE, Calif. - April  28, 2011 - PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of yield improvement technologies and services for the integrated circuit (IC) manufacturing process life cycle, today announced financial results for its first fiscal quarter ended March 31, 2011.

Total revenues for the first fiscal quarter of 2011 totaled $15.0 million, down 7% from $16.2 million for the fourth fiscal quarter of 2010 and down 2% when compared with total revenues of $15.3 million for the first fiscal quarter of 2010. Gainshare performance incentives revenues totaled $4.4 million, down 10%  from $4.9 million for the fourth fiscal quarter of 2010 and down 8% when compared to gainshare  performance incentives revenues of $4.8 million for the first fiscal quarter of 2010.

Net loss for the first fiscal quarter of 2011 was $(577,000), or $(0.02) per basic and diluted share, compared to net income of $156,000, or $0.01 per basic and diluted share, in the fourth fiscal quarter of 2010 and net loss for the first fiscal quarter of 2010 of  $(296,000), or $(0.01) per basic and diluted share.

In addition to using GAAP results in evaluating PDF Solutions’ business, PDF Solutions’ management also believes it is useful to measure results using a non-GAAP measure of net income (loss), excluding stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable.  Using this non-GAAP measure, the non-GAAP net income for the first fiscal quarter of 2011 totaled $622,000, or $0.02 per diluted share, compared with a non-GAAP net income of $2.2 million, or $0.08 per diluted share, for the fourth fiscal quarter of 2010, and the non-GAAP net income of $1.7 million, or $0.06 per diluted share, for the first fiscal quarter of 2010.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 3.00 p.m. Pacific Time/6.00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call.  A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

~more~

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable.  PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results.  These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance.  PDF Solutions’ management believes that excluding the effects of stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, restructuring charges, and their related income tax effects, as applicable, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of restructuring charges) nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies.  In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity.  Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management.  A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures is provided at the end of the company’s financial statements presented below.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle.  PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations.  PDF Solutions’ Characterization Vehicle® (CV®) test chips provide the core modeling capabilities, and are used by more leading manufacturers than any other test chips in the industry.  PDF Solutions’ industry leading yield management system software, dataPOWER®, and fault detection and classification software, mæstria®, enhance yield improvement and production control activities at leading fabs around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in China, Europe, Japan, Korea, Singapore, and Taiwan. For the company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, dataPOWER®, mæstria®, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries.

~more~

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	March 31, 2011	December 31, 2010

ASSETS
Current assets:
Cash and cash equivalents	$39,396	$38,154
Accounts receivable, net	22,925	23,442
Prepaid expenses and other current assets	3,967	3,246
Total current assets	66,288	64,842
Property and equipment, net	844	797
Non-current investments	718	718
Intangible assets, net	1,162	1,369
Other non-current assets	748	727
Total assets	$69,760	$68,453

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$86	$108
Accounts payable	1,100	1,080
Accrued compensation and related benefits	3,927	3,964
Accrued and other current liabilities	2,849	2,400
Deferred revenues	3,586	3,021
Billings in excess of recognized revenues	1,351	1,802
Total current liabilities	12,899	12,375
Long-term income taxes payable	3,262	3,668
Other non-current liabilities	1,406	1,495
Total liabilities	17,567	17,538

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	201,865	200,144
Treasury stock, at cost	(19,554)	(19,298)
Accumulated deficit	(130,461)	(129,884)
Accumulated other comprehensive income (loss)	339	(51)
Total stockholders’ equity	52,193	50,915
Total liabilities and stockholders’ equity	$69,760	$68,453

~more~

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended March 31, 2011	Three months ended December 31, 2010	Three months ended March 31, 2010

Revenues:
Design-to-silicon-yield solutions	$10,567	$11,352	$10,417
Gainshare performance incentives	4,450	4,866	4,835
Total revenues	15,017	16,218	15,252

Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions	5,793	6,348	6,322
Amortization of acquired technology	156	207	359
Total cost of design-to-silicon-yield solutions	5,949	6,555	6,681
Gross profit	9,068	9,663	8,571

Operating expenses:
Research and development	4,349	4,599	3,962
Selling, general and administrative	4,745	3,689	4,579
Amortization of other acquired intangible assets	51	57	86
Restructuring charges (credits)	(11)	543	1
Total operating expenses	9,134	8,888	8,628

Income (loss) from operations	(66)	775	(57)
Interest and other income (expense), net	(359)	(30)	262
Income (loss) before income taxes	(425)	745	205
Income tax provision	152	589	501
Net income (loss)	$(577)	$156	$(296)

Net income (loss) per share:
Basic	$(0.02)	$0.01	$(0.01)
Diluted	$(0.02)	$0.01	$(0.01)

Weighted average common shares:
Basic	27,810	27,566	26,929
Diluted	27,810	27,767	26,929

~more~

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET INCOME (LOSS) (UNAUDITED)
 (In thousands, except per share amounts)

	Three months ended March 31, 2011	Three months ended December 31, 2010	Three months ended March 31, 2010

GAAP net income (loss)	$(577)	$156	$(296)
Stock-based compensation expense	1,003	1,200	1,505
Amortization of acquired technology	156	207	359
Amortization of other acquired intangible assets	51	57	86
Restructuring charges	(11)	543	1
Non-GAAP net income	$622	$2,163	$1,655

GAAP net income (loss) per basic and diluted share	$(0.02)	$0.01	$(0.01)
Non-GAAP net income per diluted share	$0.02	$0.08	$0.06
Shares used in computing diluted non-GAAP measure of net income per share	28,280	28,248	27,641

~###~